Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 11, 2021, relating to the consolidated financial statements of The ExOne Company and Subsidiaries appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2020. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Schneider Downs & Co., Inc.

Pittsburgh, Pennsylvania
September 15, 2021